UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 1050 Minnetonka, MN 55305
(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers

On May 31, 2021, Mitesco, Inc. (the “Company”) accepted Mr. Ronald Riewolds resignation from the Board of Directors of the Company. As previously announced Mr. Riewald will continue as a strategic advisor to the Company.

On June 1, 2021, the Company appointed Ms. Shelia Schweitzer to the Board of Directors of the Company.

Ms. Schweitzer, age 73, founded Blue Ox Healthcare Partners ( https://www.blueoxhcp.com/ ) in 2009, a private equity firm investing growth capital in commercial-stage healthcare companies. Blue Ox has demonstrated a long and substantial track record of accomplishments and has led over $100 million of equity investments, including nearly $40 million invested directly by Blue Ox. Since 2012 she was CEO and Senior Advisor for PatientMatters, Inc. a healthcare Revenue Cycle Management (RCM) solutions provider. PatientMatters unifies disparate registration, bill estimation, and financial services with intelligent workflows and eligibility services, improving revenue realization for hospitals.  PatientMatters was recently acquired by Firstsource Solutions Limited (NSE: FSL, BSE:532809), a global provider of Business Process Management (BPM) services and a RP-Sanjiv Goenka Group company (www.firstsource.com). She was Senior Vice President from 2009 through 2011 for OptumInsight, a part of United Healthcare Group, that provides data, analytics, research, consulting, technology and managed services solutions to hospitals, physicians, health plans, governments, and life sciences companies. From 2003 through 2009 she was CEO for CareMedic Systems, an industry leader in proactive financial management for hospitals and providers and delivers the most comprehensive suite of revenue cycle management solutions available. She was COO for MedUnite from 2001 through 2003, a provider of electronic healthcare transaction processing services. The company facilitates the exchange of medical claim and clinical information among doctors, hospitals, medical laboratories, and insurance payers. She had leadership positions in other healthcare technology companies since graduating from Western Kentucky University.

In connection with her appointment, the Company, Ms. Schweitzer has been awarded options (the “Options”) to purchase up to one million shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price equal to the closing stock price of our Common Stock on June 1, 2021, pursuant to the Mitesco, Inc. 2021 Omnibus Securities and Incentive Plan. The options vest monthly over twelve  (12) months.

Item 7.01 Regulation FD Disclosure

On June 3, 2021, the Company issued a press release announcing the appointment of Ms. Shelia Schweitzer to the Board of Directors.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information presented in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of the Company, under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 3, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITESCO, INC.

Date: June 17, 2021	By:	/s/ Phillip J. Keller
Phillip J. Keller
Chief Financial Officer